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                                                                    Exhibit 99.1
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                             [Insert Press Release]
For Immediate Release
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                   BSD Medical Adds Timothy C. McQuay to Board

SALT LAKE CITY, Utah February 4, 2008--BSD Medical Corporation (AMEX:BSM) today announced that Timothy C. McQuay has been appointed to the company's Board of Directors. Paul F. Turner, Chairman of the Board, said, "We are pleased to welcome Tim McQuay as an experienced and accomplished addition to our board of directors. He brings a wealth of background in helping medical companies succeed as an advisor in formulating and implementing corporate strategies. We believe that Tim will be a fine complement to the distinguished board already serving."

Mr. McQuay most recently served for ten years as Managing Director Investment Banking at A. G. Edwards & Sons, Inc. where he specialized in Healthcare, including Medical Technology, Biotechnology and Specialty Pharmaceuticals. He previously served as Partner and Managing Director Investment Banking at Crowell, Weedon & Company, as Vice President Corporate Development at Kerr Group, Inc., as Managing Director Merchant Banking at Union Bank of California, as Senior Vice-President Corporate Finance at Wedbush Morgan Securities, and as Vice-President Brokerage Services at Alexander & Alexander, Inc. Mr. McQuay holds an AB in Economics from Princeton University and an MBA from UCLA.

About BSD Medical Corporation

BSD Medical Corp. is a leading developer of systems used to deliver therapeutic heat for treating cancer using non-ionic radiation in the form of RF/microwave energy. Its systems have been developed to kill cancer directly and increase the effectiveness of companion radiation treatments. For further information visit BSD Medical's website at www.BSDMedical.com.


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Statements  contained in this press  release that are not  historical  facts are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.







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